Exhibit 4.28

ESI TRACTEBEL ACQUISITION CORP. Issuer NORTHEAST ENERGY, LP Borrower and Guarantor NORTHEAST ENERGY, LLC SERIES A AND SERIES B 7.99% SECURED BONDS DUE 2011

FIRST SUPPLEMENTAL INDENTURE Dated as of May 31, 1999

STATE STREET BANK AND TRUST COMPANY, Trustee and Collateral Agent

FIRST SUPPLEMENTAL INDENTURE dated as of May 31, 1999 (the "First Supplemental Indenture"), among ESI TRACTEBEL ACQUISITION CORP., a Delaware corporation (the "Company"), NORTHEAST ENERGY, LP, a Delaware limited partnership ("NE LP"), NORTHEAST ENERGY, LLC, a Delaware limited liability company ("NE LLC"), directly and wholly owned by NE LP, and STATE STREET BANK AND TRUST COMPANY, as trustee (the "Trustee") and collateral agent (the "Collateral Agent") to the Indenture, dated as of February 19, 1998 among the parties hereto (the "Indenture").

W I T N E S S E T H:

WHEREAS, the Company, NE LP, NE LLC and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of an aggregate principal amount of up to $220,000,000 of 7.99% Secured Bonds due 2011 (the "Bonds") of the Company;

WHEREAS, there is currently outstanding under the Indenture $220,000,000 in aggregate principal amount of the Bonds;

WHEREAS, Section 9.01 of the Indenture provides that the Indenture may be amended without the consent of any Holder of a Bond to cure any ambiguity, defect or inconsistency or to make any change that would provide any additional rights or benefits to the Holders of the Bonds or that does not adversely affect the legal rights under the Indenture of any Holder of the Bond;

WHEREAS, the Company, NE LP and NE LLC desire to make such amendments relating to the payment of principal of the Bonds for the benefit of the Holders of the Bonds and relating to a change of address for the Company; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Bonds, the Company, NE LP, NE LLC and the Trustee hereby agree as follows:

ARTICLE I. Amendment to Indenture
Section 1.1. AMENDMENT
(a) The Indenture is hereby amended by replacing the corresponding sentences of Exhibit A-1 (Face of Bond) on page A1-1 with the following:
"ESI TRACTEBEL ACQUISITION CORP.
promises to pay to CEDE & CO., or registered assigns, the principal sum of _______________ Dollars in accordance with paragraph 1 herein.
Principal Payment Date and Interest Payment Date: semi-annually on each June 30 and December 30"
(b) The Indenture is hereby amended by replacing the first sentence of the first paragraph of page A1-3 of Exhibit A-1 with the following:

"1. PRINCIPAL AND INTEREST. ESI Tractebel Acquisition Corp., a Delaware corporation (the "Company"), promises to pay principal of this Bond on each June 30 and December 30, commencing on June 30, 2002 and concluding on December 30, 2011 (each, a "Principal Payment Date") in an amount equal to the product of (x) the amount set forth under the "Principal" column on Exhibit J to the Indenture (defined below) corresponding to such Principal Payment Date and (y) the quotient of (i) the principal amount of this Bond and (ii) the aggregate principal amount of the Bonds then outstanding, or on such earlier date as the entire principal hereof may become due in accordance with the provisions hereof and of the Indenture (defined below). All principal of this Bond which remains outstanding on the final Principal Payment Date set forth on Exhibit J to the Indenture (as defined below) shall be due and payable on such Principal Payment Date. The Company also promises to pay interest on the principal amount of this Bond at 7.99% per annum from the date of issuance until maturity and shall pay the Registration Default Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below."

(c) The Indenture is hereby amended by replacing the first sentence of the second paragraph of page A1-3 of Exhibit A-1 with the following:

"2. METHOD OF PAYMENT. The Company will pay principal and interest on the Bonds (except defaulted interest) and Registration Default Damages to the Persons who are registered Holders of Bonds at the close of business on the June 15 or December 15 next preceding the Principal Payment Date (with respect to principal) and the Interest Payment Date (with respect to interest), even if such Bonds are canceled after such record date and on or before such Principal Payment Date or Interest Payment Date, as applicable, except as provided in Section 2.12 of the Indenture with respect to defaulted interest."

(d) The Indenture is hereby amended by replacing the address set forth in the only paragraph on page A1-10 of Exhibit A-1 with the following:
"ESI Tractebel Acquisition Corp. c/o FPL Energy, Inc. 700 Universe Blvd. Juno Beach, FL 33408-2683 Attention: Secretary"
(e) The Indenture is hereby amended by replacing the corresponding sentences of Exhibit A-2 (Face of Regulation S Temporary Global Bond) on page A2-1 with the following:
"ESI TRACTEBEL ACQUISITION CORP.
promises to pay to CEDE & CO., or registered assigns, the principal sum of _______________ Dollars in accordance with paragraph 1 herein.
Principal Payment Date and Interest Payment Date: semi-annually on each June 30 and December 30"
(f) The Indenture is hereby amended by replacing the first sentence of the first paragraph of page A2-3 of Exhibit A-2 with the following:

"1. PRINCIPAL AND INTEREST. ESI Tractebel Acquisition Corp., a Delaware corporation (the "Company"), promises to pay principal of this Bond on each June 30 and December 30, commencing on June 30, 2002 and concluding on December 30, 2011 (each, a "Principal Payment Date") in an amount equal to the product of (x) the amount set forth under the "Principal" column on Exhibit J to the Indenture (defined below) corresponding to such Principal Payment Date and (y) the quotient of (i) the principal amount of this Bond and (ii) the aggregate principal amount of the Bonds then outstanding, or on such earlier date as the entire principal hereof may become due in accordance with the provisions hereof and of the Indenture (defined below). All principal of this Bond which remains outstanding on the final Principal Payment Date set forth on Exhibit J to the Indenture (as defined below) shall be due and payable on such Principal Payment Date. The Company also promises to pay interest on the principal amount of this Bond at 7.99% per annum from the date of issuance until maturity and shall pay the Registration Default Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below."

(g) The Indenture is hereby amended by replacing the first sentence of the second paragraph of page A2-3, continuing on page A2-4, of Exhibit A-2 with the following:

"2. METHOD OF PAYMENT. The Company will pay principal and interest on the Bonds (except defaulted interest) and Registration Default Damages to the Persons who are registered Holders of Bonds at the close of business on the June 15 or December 15 next preceding the Principal Payment Date (with respect to principal) and the Interest Payment Date (with respect to interest), even if such Bonds are canceled after such record date and on or before such Principal Payment Date or Interest Payment Date, as applicable, except as provided in Section 2.12 of the Indenture with respect to defaulted interest."

(h) The Indenture is hereby amended by replacing the address set forth in the only paragraph on page A2-10 of Exhibit A-2 with the following:
"ESI Tractebel Acquisition Corp. c/o FPL Energy, Inc. 700 Universe Blvd. Juno Beach, FL 33408-2683 Attention: Secretary"
(i) The Indenture is hereby amended by replacing the last sentence of Section 2.11 with the following:
"Subject to Section 9.05, the Company may not issue new Bonds to replace Bonds that it has paid or that have been delivered to the Trustee for cancellation."
ARTICLE II. MISCELLANEOUS
Section 2.1. COUNTERPART ORIGINALS
The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 2.2 GOVERNING LAW

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.3. CAPITALIZED TERMS
Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.
Section 2.4. EFFECTIVENESS

The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery to the Trustee. Except as amended by the First Supplemental Indenture, the Indenture shall remain in full force and effect.

Section 2.5. EFFECT OF HEADINGS
Section headings are for convenience only and shall not affect the construction hereof.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the day and year first above written.
ESI TRACTEBEL ACQUISITION CORP.
By:	PETER D. BOYLAN

	Name:	Peter D. Boylan
	Title:	Treasurer
NORTHEAST ENERGY, LP,
By:	ESI NORTHEAST ENERGY GP, INC., as general partner
	By:	PETER D. BOYLAN

	Name:	Peter D. Boylan
	Title:	Treasurer
By:	TRACTEBEL NORTHEAST GENERATION GP, INC., as general partner
	By:	TIMOTHY R. DUNNE

	Name:	Timothy R. Dunne
	Title:	Vice President

NORTHEAST ENERGY, LLC,
By:	NORTHEAST ENERGY, LP, as its sole member
	By:	ESI NORTHEAST ENERGY GP, INC., as general partner
		By:	PETER D. BOYLAN

		Name:	Peter D. Boylan
		Title:	Treasurer
	By:	TRACTEBEL NORTHEAST GENERATION GP, INC., as general partner
		By:	TIMOTHY R. DUNNE

		Name:	Timothy R. Dunne
		Title:	Vice President
STATE STREET BANK AND TRUST COMPANY as Trustee and Collateral Agent
By:	PATRICK E. THEBADO

	Name:	Patrick E. Thebado
	Title:	Assistant Vice President

Attest:

ROLAND S. GUSTAFSEN

Authorized Signatory
Date: 6/3/99